Exhibit 99.1
The First Bancorp Reports Fourth Quarter and 2025 Annual Results
Strong Fourth Quarter Results Driven by Net Interest Margin Expansion and Non-Interest Revenue Growth

DAMARISCOTTA, ME--(BUSINESS WIRE)--The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the three months and year ended December 31, 2025. Fourth quarter unaudited net income was $10.2 million, an increase of 39.7% from the fourth quarter of 2024. Earnings per share on a fully diluted basis for the fourth quarter of 2025 were $0.91, up $0.25 or 38.9% from the prior year period. For the twelve months ended December 31, 2025 unaudited net income was $34.4 million, an increase of 27.2% from the $27.0 million reported for the twelve months ended December 31, 2024. Earnings per common share on a fully diluted basis were up $0.64 to $3.07 per share, an increase of 26.4% from the prior year.

Fourth Quarter Notable Items:
•Net Interest Margin expanded 13 basis points from 3Q2025 and has increased 41 basis points from 4Q2024
•Non-Interest Income grew 5.8% from 3Q2025 and grew 6.7% from 4Q2024
•Core deposits increased $21.5 million from 3Q2025
•Net Interest Income grew 5.2% from 3Q2025, and grew 20.3% from 4Q2024
•Efficiency Ratio improved to 49.33% for the period
•Tangible book value increased to $22.49 per share, up 3.5% from 3Q2025 and up 13.2% from 4Q2024
•Quarterly shareholder dividend of $0.37 per share

CEO COMMENTS
“The First Bancorp concluded 2025 with robust annual earnings of $34.4 million," commented Tony C. McKim, the Company’s President and Chief Executive Officer. "Our performance was driven by a 21.1% increase in annual net interest income, and bolstered by a 6.0% rise in non-interest revenue. Return on Average Assets for 2025 was 1.08%, with a Return on Average Tangible Common Equity of 14.50%. We continued to expand the loan portfolio with total loans increasing $53.2 million, or 2.3% for the year, while maintaining generally favorable asset quality. Local deposit generation has been a focus of business development efforts leading to year-

over-year core deposit growth of $77.0 million, fully funding our loan growth and allowing for a reduction in more expensive wholesale funding balances."
Mr. McKim continued, "Results for the fourth quarter of 2025 were strong as evidenced by an annualized Return on Average Assets of 1.26%, and an annualized Return on Average Tangible Common Equity of 16.12%. Net Income of $10.2 million for the period was an increase of 12.0% from the preceding quarter, and was an increase of 39.7% from the fourth quarter of 2024. Earnings growth continues to be driven by improved net interest income, which increased $1.1 million, or 5.2%, in the fourth quarter to $21.1 million. Non-interest income increased $259,000 period-to-period primarily attributable to debit card revenue. Operating expenses for the fourth quarter increased modestly from the third quarter, up $377,000 or 3.0%.
"We are pleased to close out 2025 with a strong earnings quarter and look forward to continued earnings momentum in the new year. The Federal Reserve's aggressive interest rate hiking cycle post-pandemic significantly narrowed our net interest margin in 2023 and 2024, leading to a decline in profitability. With an eye towards the long-term, we have patiently and methodically employed on- and off-balance sheet strategies to recover lost margin and re-build profitability. Through the combined effects of disciplined new asset pricing, legacy asset re-pricing, and funding cost mitigation, our net interest margin has increased in each of the past six quarters. Margin expansion, coupled with non-interest income growth and expense management, has served to restore our earnings performance. The dedication and commitment of our entire team to work through a challenging period for earnings has been admirable."

FINANCIAL RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2025
Net Income was $10.2 million, or $0.91 per diluted share, for the three months ended December 31, 2025. Results compare favorably to the fourth quarter of 2024, with net income up $2.9 million, or 39.7%, and diluted earnings per share up $0.25, or 38.9%. The current quarter also compares favorably to the third quarter of 2025 ("linked quarter") in which net income was $9.1 million and diluted earnings per share were $0.81. Drivers of fourth quarter 2025 results are discussed in the following sections:
Net Interest Income
Net interest income was $21.1 million for the three months ended December 31, 2025, an increase of $1.1 million, or 5.2%, from the third quarter of 2025, and an increase of $3.6 million, or 20.3% from the fourth quarter of 2024. Net interest margin of 2.83% for the fourth quarter was an improvement of 13 basis points from the 2.70% margin earned in the third quarter, and a 41 basis point improvement from the 2.42% margin earned in the fourth quarter of 2024.
Provision For Credit Losses
Total provision for credit losses was $272,000 in the fourth quarter of 2025, compared to provision of $700,000 in the linked quarter. The current period consisted of a $615,000 provision for credit losses on loans, coupled with reverse provisions of $40,000 and $303,000 for credit losses on held to maturity securities and off-balance sheet commitments, respectively.
Non-Interest Income
Total non-interest income was $4.7 million for the three months ended December 31, 2025, up $259,000 from the third quarter. The linked quarter increase was centered in debit card revenue which grew $193,000 and Wealth Management revenue which increased $92,000. As compared to the fourth quarter of 2024, total non-interest income increased $298,000, centered in Wealth Management revenue growth of $159,000, or 12.5%, and an increase in other operating income, principally loan-based derivative fees, of $123,000.
Non-Interest Expense
Non-interest expense totaled $13.1 million for the three months ended December 31, 2025, an increase of $377,000 from the third quarter. As compared to the linked quarter, employee salaries and benefits increased $524,000 while other operating expenses decreased $86,000. The Company's efficiency ratio improved to 49.33% for the fourth quarter of 2025 as compared to 50.40% in the linked quarter and 53.39% a year ago.
Loans, Total Assets & Funding
Total assets at December 31, 2025 were $3.17 billion, up $9.3 million from the prior year end. Earning assets increased $15.7 million year-over-year, as loan balances grew $53.2 million, and investments declined by $22.9 million. Loan portfolio growth in 2025 was led by commercial loans which increased $17.5 million. Within commercial loans, CRE term loan balances increased $25.0 million, C&I loans increased $11.1 million and multifamily loans increased $50.2 million; construction loan balances fell by $64.7 million. Residential mortgage loans increased $28.4 million year-over-year, and home equity loan balances increased by $19.2 million. Overall loan balances fell $4.4 million in the fourth quarter following the payoff of several short-term municipal loans.
Total deposits at December 31, 2025 were $2.66 billion, down $60.5 million or 2.2% from December 31, 2024, and decreased $72.8 million in the fourth quarter. Deposit balance reductions were centered in planned replacement of higher-cost, wholesale time deposits with locally sourced non-maturity deposits and a modest increase in borrowings. Core non-maturity deposits increased

$77.0 million for the year centered in money market and NOW account balances, including an increase of $21.5 million in the fourth quarter. Borrowed funds increased $41.5 million year-over-year, principally in Federal Home Loan Bank term advances, and increased $34.9 million in the quarter. Uninsured deposits were an estimated 19.4% of total deposits as of December 31, 2025, and 74% of uninsured deposits were fully collateralized. Available day-one liquidity was in excess of $700 million, sufficient to cover approximately 542% of estimated uninsured, uncollateralized deposits.
ASSET QUALITY
Asset quality remains generally favorable. As of December 31, 2025, the ratio of non-performing assets to total assets was 0.41%, as compared to ratios of 0.14% and 0.30% as of December 31, 2024 and September 30, 2025, respectively. The ratio of non-performing loans to total loans stood at 0.54%, as compared to 0.18% a year ago and 0.40% last quarter. Net charge-offs continued to be low, ending 2025 at 0.07% of total loans, compared to 0.02% in 2024. Past due loans were 0.90% of total loans as of December 31, 2025, compared to 0.40% of total loans at December 31, 2024, and 0.69% at September 30, 2025.
The allowance for credit losses on loans stood at 1.06% of total loans as of December 31, 2025, level with the 1.06% of total loans at December 31, 2024, and up slightly from 1.05% at September 30, 2025. The provision for credit losses on loans was $2.05 million in 2025, including $615,000 in the fourth quarter, as compared to $1.30 million and $1.25 million, respectively in 2024. The fourth quarter provision for credit losses on loans stems mostly from reserves established or increased for individually analyzed credits. Management considers the allowance to be at an appropriate level.
CAPITAL
The Company’s capital position was strong as of December 31, 2025, with an estimated total risk-based capital ratio of 13.99%, and an estimated leverage capital ratio of 8.84%. Each compares favorably to 13.22% and 8.47% respectively as of December 31, 2024. The Company's tangible book value was $22.49 per share as of December 31, 2025, an increase from $19.87 a year earlier, and up from $21.74 as of September 30, 2025.

DIVIDEND
On December 18, 2025, the Company's Board of Directors declared a fourth quarter dividend of $0.37 per share. The fourth quarter dividend represents a payout to shareholders of 40.39% of earnings per share for the period and was paid on January 16, 2026 to shareholders of record as of January 6, 2026.
ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $3.14 billion in assets. The Bank provides a complete array of commercial and retail banking services through eighteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the Bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Selected Financial Data (Unaudited)

	At and for the year ended		At and for the quarter ended
Dollars in thousands, except for per share amounts	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Financial Data
Total Assets	$3,166,303	$3,157,010	$3,166,303	$3,157,010
Total Loans	2,394,109	2,340,940	2,394,109	2,340,940
Total Investment Securities	628,683	651,587	628,683	651,587
Total Deposits	2,664,752	2,725,251	2,664,752	2,725,251
Total Shareholders’ Equity	283,143	252,493	283,143	252,493
Net Income	34,394	27,045	10,172	7,282
Per Common Share Data
Basic Earnings per Share	$3.10	$2.45	$0.92	$0.66
Diluted Earnings per Share	3.07	2.43	0.91	0.65
Cash Dividends Declared	1.47	1.43	0.37	0.36
Book Value per Common Share	25.23	22.63	25.23	22.63
Tangible Book Value per Common Share	22.49	19.87	22.49	19.87
Market Value	26.44	27.35	26.44	27.35
Financial Ratios
Return on Average Equity(1)	12.83%	10.83%	14.35%	11.27%
Return on Average Tangible Common Equity(1)	14.50%	12.35%	16.12%	12.81%
Return on Average Assets(1)	1.08%	0.89%	1.26%	0.92%
Pre-tax, pre-provision Return on Assets(1)	1.37%	1.09%	1.58%	1.24%
Net Interest Margin Tax-Equivalent(1)	2.63%	2.29%	2.83%	2.42%
Dividend Payout Ratio	47.39%	58.44%	40.39%	54.71%
GAAP Efficiency Ratio	53.77%	58.75%	50.81%	55.23%
Efficiency Ratio (non-GAAP)	52.09%	56.66%	49.33%	53.39%
Asset Quality Ratios
Allowance for Credit Losses/Total Loans	1.06%	1.06%	1.06%	1.06%
Allowance to Non-Performing Loans	196.95%	585.41%	196.95%	585.41%
Non-Performing Loans to Total Loans	0.54%	0.18%	0.54%	0.18%
Non-Performing Assets to Total Assets	0.41%	0.14%	0.41%	0.14%
Capital Ratios
Leverage Capital Ratio(2)	8.84%	8.47%	8.84%	8.47%
Tier 1 Capital Ratio(2)	12.81%	12.04%	12.81%	12.04%
Total Capital Ratio(2)	13.99%	13.22%	13.99%	13.22%
Tangible Common Equity Ratio	8.05%	7.09%	8.05%	7.09%
Average Equity to Average Assets	8.41%	8.19%	8.78%	8.17%
Average Tangible Equity to Average Assets	7.44%	7.18%	7.82%	7.19%
(1)Annualized using a 365-day basis for 2025 and a 366-day basis for 2024.
(2)Estimated for current period.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	12/31/2025	12/31/2024
Assets
Cash and due from banks	$27,779	$27,636
Interest-bearing deposits in other banks	4,124	22,100
Securities available for sale	264,480	274,680
Securities to be held to maturity	355,928	369,704
Restricted equity securities, at cost	8,275	7,203
Loans	2,394,109	2,340,940
Less allowance for credit losses	25,365	24,871
Net loans	2,368,744	2,316,069
Accrued interest receivable	14,185	13,976
Premises and equipment	28,767	27,855
Other real estate owned	—	173
Goodwill	30,646	30,646
Other assets	63,375	66,968
Total assets	$3,166,303	$3,157,010
Liabilities
Demand deposits	$279,912	$292,255
NOW deposits	689,083	676,107
Money market deposits	469,689	376,627
Savings deposits	248,805	265,451
Certificates of deposit	638,931	702,632
Certificates $100,000 to $250,000	190,676	225,106
Certificates $250,000 and over	147,656	187,073
Total deposits	2,664,752	2,725,251
Borrowed funds	187,821	146,278
Other liabilities	30,587	32,988
Total Liabilities	2,883,160	2,904,517
Shareholders' equity
Common stock	112	112
Additional paid-in capital	73,714	71,832
Retained earnings	240,456	222,823
Accumulated other comprehensive income (loss)
Net unrealized loss on securities available for sale	(31,341)	(42,671)
Net unrealized loss on securities transferred from available for sale to held to maturity	(38)	(47)
Net unrealized gain on cash flow hedging derivative instruments	—	157
Net unrealized gain on postretirement costs	240	287
Total shareholders' equity	283,143	252,493
Total liabilities & shareholders' equity	$3,166,303	$3,157,010
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	11,222,363	11,155,528
Book value per common share	$25.23	$22.63
Tangible book value per common share	$22.49	$19.87

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the year ended		For the quarter ended
In thousands of dollars, except per share data	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Interest income
Interest and fees on loans	$141,160	$129,440	$36,025	$33,899
Interest on deposits with other banks	400	550	185	360
Interest and dividends on investments	18,711	18,842	4,522	4,740
Total interest income	160,271	148,832	40,732	38,999
Interest expense
Interest on deposits	76,697	79,411	18,323	20,300
Interest on borrowed funds	6,197	5,511	1,298	1,146
Total interest expense	82,894	84,922	19,621	21,446
Net interest income	77,377	63,910	21,111	17,553
Credit loss expense - loans	2,049	1,304	615	1,246
Credit loss reduction - debt securities held to maturity	(50)	(238)	(40)	(28)
Credit loss reduction - off-balance sheet credit exposures	(149)	(541)	(303)	(54)
Total credit loss expense	1,850	525	272	1,164
Net interest income after provision for credit losses	75,527	63,385	20,839	16,389
Non-interest income
Investment management and fiduciary income	5,427	4,963	1,433	1,274
Service charges on deposit accounts	2,161	2,048	559	496
Mortgage origination and servicing income	846	794	211	282
Debit card income	5,455	5,456	1,596	1,572
Other operating income	3,451	3,094	935	812
Total non-interest income	17,340	16,355	4,734	4,436
Non-interest expense
Salaries and employee benefits	26,998	24,230	7,198	6,462
Occupancy expense	3,394	3,373	827	841
Furniture and equipment expense	5,878	5,622	1,487	1,440
FDIC insurance premiums	2,722	2,391	629	629
Amortization of identified intangibles	26	26	6	6
Other operating expense	11,910	11,514	2,984	2,767
Total non-interest expense	50,928	47,156	13,131	12,145
Income before income taxes	41,939	32,584	12,442	8,680
Applicable income taxes	7,545	5,539	2,270	1,398
Net Income	$34,394	$27,045	$10,172	$7,282
Basic earnings per share	$3.10	$2.45	$0.92	$0.66
Diluted earnings per share	$3.07	$2.43	$0.91	$0.65

The First Bancorp
Five Quarter Trend - Selected Financial Data (Unaudited)

	At or for the quarters ended
Dollars in thousands, except for per share amounts	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Financial Data
Total Assets	$3,166,303	$3,198,478	$3,199,510	$3,187,372	$3,157,010
Total Loans	2,394,109	2,398,510	2,394,007	2,383,150	2,340,940
Total Investment Securities	628,683	642,961	653,855	656,844	651,587
Total Deposits	2,664,752	2,737,550	2,705,337	2,711,335	2,725,251
Total Shareholders’ Equity	283,143	274,566	265,492	259,681	252,493
Net Income	10,172	9,082	8,063	7,077	7,282
Per Common Share Data
Basic Earnings per Share	$0.92	$0.82	$0.73	$0.64	$0.66
Diluted Earnings per Share	0.91	0.81	0.72	0.63	0.65
Cash Dividends Declared	0.37	0.37	0.37	0.36	0.36
Book Value per Common Share	25.23	24.48	23.69	23.19	22.63
Tangible Book Value per Common Share	22.49	21.74	20.94	20.44	19.87
Market Value	26.44	26.26	25.41	24.72	27.35
Financial Ratios
Return on Average Equity(1)	14.35%	13.33%	12.31%	11.13%	11.27%
Return on Average Tangible Common Equity(1)	16.12%	15.04%	13.95%	12.64%	12.81%
Return on Average Assets(1)	1.26%	1.13%	1.01%	0.91%	0.92%
Pre-tax, pre-provision Return on Assets(1)	1.58%	1.46%	1.30%	1.15%	1.24%
Net Interest Margin Tax-Equivalent(1)	2.83%	2.70%	2.52%	2.48%	2.42%
Dividend Payout Ratio	40.39%	45.18%	50.89%	56.34%	54.71%
GAAP Efficiency Ratio	50.81%	51.99%	54.13%	58.91%	55.23%
Efficiency Ratio (non-GAAP)	49.33%	50.40%	52.39%	56.93%	53.39%
Asset Quality Ratios
Allowance for Credit Losses/Total Loans	1.06%	1.05%	1.04%	1.05%	1.06%
Allowance to Non-Performing Loans	196.95%	261.36%	411.13%	414.88%	585.41%
Non-Performing Loans to Total Loans	0.54%	0.40%	0.25%	0.25%	0.18%
Non-Performing Assets to Total Assets	0.41%	0.30%	0.19%	0.19%	0.14%
Capital Ratios
Leverage Capital Ratio(2)	8.84%	8.63%	8.48%	8.40%	8.47%
Tier 1 Capital Ratio(2)	12.81%	12.39%	12.15%	11.96%	12.04%
Total Capital Ratio(2)	13.99%	13.56%	13.31%	13.12%	13.22%
Tangible Common Equity Ratio	8.05%	7.70%	7.41%	7.25%	7.09%
Average Equity to Average Assets	8.78%	8.45%	8.23%	8.15%	8.17%
Average Tangible Equity to Average Assets	7.82%	7.49%	7.27%	7.17%	7.19%
(1)Annualized using a 365-day basis for 2025 and a 366-day basis for 2024.
(2)Estimated for current period.

The First Bancorp
Five Quarter Trend - Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Assets
Cash and due from banks	$27,779	$31,606	$27,360	$26,432	$27,636
Interest-bearing deposits in other banks	4,124	7,225	3,253	2,938	22,100
Securities available for sale	264,480	273,493	278,248	280,764	274,680
Securities to be held to maturity	355,928	362,552	367,873	368,571	369,704
Restricted equity securities, at cost	8,275	6,916	7,734	7,509	7,203
Loans held for sale	—	333	—	—	—
Loans	2,394,109	2,398,510	2,394,007	2,383,150	2,340,940
Less allowance for credit losses	25,365	25,078	24,829	25,114	24,871
Net loans	2,368,744	2,373,432	2,369,178	2,358,036	2,316,069
Accrued interest receivable	14,185	16,256	19,386	17,923	13,976
Premises and equipment	28,767	27,919	28,198	28,626	27,855
Other real estate owned	—	—	—	—	173
Goodwill	30,646	30,646	30,646	30,646	30,646
Other assets	63,375	68,100	67,634	65,927	66,968
Total assets	$3,166,303	$3,198,478	$3,199,510	$3,187,372	$3,157,010
Liabilities
Demand deposits	$279,912	$313,729	$291,150	$267,876	$292,255
NOW deposits	689,083	638,090	590,536	613,245	676,107
Money market deposits	469,689	458,398	388,214	398,966	376,627
Savings deposits	248,805	255,806	256,584	261,732	265,451
Certificates of deposit	638,931	688,001	774,521	754,558	702,632
Certificates $100,000 to $250,000	190,676	210,741	231,926	241,536	225,106
Certificates $250,000 and over	147,656	172,785	172,406	173,422	187,073
Total deposits	2,664,752	2,737,550	2,705,337	2,711,335	2,725,251
Borrowed funds	187,821	152,968	196,170	185,444	146,278
Other liabilities	30,587	33,394	32,511	30,912	32,988
Total Liabilities	2,883,160	2,923,912	2,934,018	2,927,691	2,904,517
Shareholders' equity
Common stock	112	112	112	112	112
Additional paid-in capital	73,714	73,276	72,795	72,355	71,832
Retained earnings	240,456	234,435	229,511	225,592	222,823
Accumulated other comprehensive income (loss)
Net unrealized loss on securities available for sale	(31,341)	(33,523)	(37,237)	(38,702)	(42,671)
Net unrealized loss on securities transferred from available for sale to held to maturity	(38)	(40)	(60)	(45)	(47)
Net unrealized gain on cash flow hedging derivative instruments	—	19	84	82	157
Net unrealized gain on postretirement costs	240	287	287	287	287
Total shareholders' equity	283,143	274,566	265,492	259,681	252,493
Total liabilities & shareholders' equity	$3,166,303	$3,198,478	$3,199,510	$3,187,372	$3,157,010

Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	11,222,363	11,214,455	11,205,861	11,196,881	11,155,528
Book value per common share	$25.23	$24.48	$23.69	$23.19	$22.63
Tangible book value per common share	$22.49	$21.74	$20.94	$20.44	$19.87

The First Bancorp
Five Quarter Trend - Consolidated Statements of Income (Unaudited)

	For the quarters ended
In thousands of dollars, except per share data	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Interest income
Interest and fees on loans	$36,025	$36,197	$35,014	$33,924	$33,899
Interest on deposits with other banks	185	108	51	56	360
Interest and dividends on investments	4,522	4,700	4,760	4,729	4,740
Total interest income	40,732	41,005	39,825	38,709	38,999
Interest expense
Interest on deposits	18,323	19,380	19,725	19,269	20,300
Interest on borrowed funds	1,298	1,567	1,691	1,641	1,146
Total interest expense	19,621	20,947	21,416	20,910	21,446
Net interest income	21,111	20,058	18,409	17,799	17,553
Credit loss expense - loans	615	690	348	396	1,246
Credit loss (reduction) expense - debt securities held to maturity	(40)	(12)	1	1	(28)
Credit loss (reduction) expense - off-balance sheet credit exposures	(303)	22	137	(5)	(54)
Total credit loss expense	272	700	486	392	1,164
Net interest income after provision for credit losses	20,839	19,358	17,923	17,407	16,389
Non-interest income
Investment management and fiduciary income	1,433	1,341	1,336	1,317	1,274
Service charges on deposit accounts	559	532	539	531	496
Mortgage origination and servicing income	211	219	221	195	282
Debit card income	1,596	1,403	1,286	1,170	1,572
Other operating income	935	980	747	789	812
Total non-interest income	4,734	4,475	4,129	4,002	4,436
Non-interest expense
Salaries and employee benefits	7,198	6,674	6,276	6,850	6,462
Occupancy expense	827	814	876	877	841
Furniture and equipment expense	1,487	1,491	1,438	1,462	1,440
FDIC insurance premiums	629	698	701	694	629
Amortization of identified intangibles	6	7	6	7	6
Other operating expense	2,984	3,070	2,902	2,954	2,767
Total non-interest expense	13,131	12,754	12,199	12,844	12,145
Income before income taxes	12,442	11,079	9,853	8,565	8,680
Applicable income taxes	2,270	1,997	1,790	1,488	1,398
Net Income	$10,172	$9,082	$8,063	$7,077	$7,282
Basic earnings per share	$0.92	$0.82	$0.73	$0.64	$0.66
Diluted earnings per share	$0.91	$0.81	$0.72	$0.63	$0.65

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2025 and 2024.

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2025	12/31/2024	12/31/2025	09/30/2025	12/31/2024
Net interest income as presented	$77,377	$63,910	$21,111	$20,058	$17,553
Effect of tax-exempt income	2,837	2,780	701	727	708
Net interest income, tax equivalent	$80,214	$66,690	$21,812	$20,785	$18,261

The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-equivalent adjustment to net interest income.

The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2025	12/31/2024	12/31/2025	09/30/2025	12/31/2024
Non-interest expense, as presented	$50,928	$47,156	$13,131	$12,754	$12,145
Net interest income, as presented	77,377	63,910	21,111	20,058	17,553
Effect of tax-exempt interest income	2,837	2,780	701	727	708
Non-interest income, as presented	17,340	16,355	4,734	4,475	4,436
Effect of non-interest tax-exempt income	214	185	70	48	49
Adjusted net interest income plus non-interest income	$97,768	$83,230	$26,616	$25,308	$22,746
Non-GAAP efficiency ratio	52.09%	56.66%	49.33%	50.40%	53.39%
GAAP efficiency ratio	53.77%	58.75%	50.81%	51.99%	55.23%
The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2025	12/31/2024	12/31/2025	09/30/2025	12/31/2024
Average shareholders' equity as presented	$268,059	$249,786	$281,178	$263,639	$257,034
Less intangible assets	(30,791)	(30,817)	(30,801)	(30,794)	(30,827)
Tangible average shareholders' equity	$237,268	$218,969	$250,377	$232,845	$226,207

To provide period-to-period comparison of operating results prior to consideration of credit loss provision and income taxes, the non-GAAP measure of Pre-Tax, Pre-Provision Net Income is presented.

The following table provides a reconciliation to Net Income:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2025	12/31/2024	12/31/2025	9/30/2025	12/31/2024
Net Income, as presented	$34,394	$27,045	$10,172	$9,082	$7,282
Add: credit loss expense	1,850	525	272	700	1,164
Add: income taxes	7,545	5,539	2,270	1,997	1,398
Pre-Tax, pre-provision net income	$43,789	$33,109	$12,714	$11,779	$9,844

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

Category: Earnings
Source: The First Bancorp

The First Bancorp
Richard M. Elder, EVP, Chief Financial Officer
207-563-3195
rick.elder@thefirst.com